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                                                            Exhibit d(2)(g)(iii)

                    SCHEDULE A TO THE SUB-ADVISORY AGREEMENT

                (as amended April 27, 1998 and __________, 2000)



                                 FUND                                     ANNUAL RATE*
           California Tax Free Fund                                           0.25%
           Capital Appreciation Fund                                          0.36%
           Convertible Fund                                                   0.36%
           Government Fund                                                    0.30%
           Mgh Yield Corporate Bond Fund                                      0.30%
           International Bond Fund                                            0.45%
           International Equity Fund                                          0.60%
           Money Market Fund                                                  0.25%***
           New York Tax Free Fund                                             0.25%
           Strategic Income Fund                                              0.30%
           Tax Free Bond Fund                                                 0.30%
           Total Return Fund                                                  0.32%
           Value Fund                                                         0.25%***
           Small Cap Growth Fund                                              0.50%
           Equity Income Fund                                                 0.35%
           Global High Yield Fund                                             0.35%
           Select 20 Equity Fund                                              0.35%
           Mid Cap Growth Fund                                                0.375%

*        of each Fund's average daily net assets
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**       up to $300 million; .225% from $300 to $700 million; .20% from $700 million to $1 billion; and .175% in excess of $1 billion.

*** up to $200 million; .325% from $200 million to $500 million; and .25% in excess of $500 million